BLUESPHERE SHARE SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of March 20, 2014 by and between Bluesphere Corporation, a company organized and existing under the laws of the State of Nevada (“BSC”), and Dr. Borenstein Ltd (“DBL”).

Whereas, DBL wishes to invest in shares of common stock of BSC (the “Shares”) and BSC wishes to receive such investment and issue Shares to DBL in accordance with the terms below.

Now, therefore, in consideration of the mutual premises and covenants contained herein, and intending to be legally bound, the parties hereto agree as follows:

1.	Sale and Purchase of Shares.

1.1           Sale of Shares. Subject to the terms and conditions hereof, BSC hereby issues and sells to DBL, and DBL hereby purchases from BSC 250,000 Shares.

2.2           Purchase Price. The aggregate purchase price for the Shares is U.S. $39,000 (the “Purchase Price”), which will be delivered to BSC in accordance with instructions provided separately in immediately available funds.

2.3           Securities Laws. DBL acknowledges and understands that the offer, sale and delivery of the Shares were done in reliance on one or more exemption from registration under the Securities Exchange Act of 1933, as amended (the “Act”) and, as such, the Shares are, until registered, subject to restrictions on resale. DBL agrees to acquaint itself with such restrictions and abide by them and any other applicable law or regulation. DBL further agrees and acknowledges that, until registration, the certificates representing the Shares shall contain a legend that states the restrictions applicable to resale of such shares.

3.	Acknowledgements and Agreements of DBLs.

DBL acknowledges and agrees that:

(a)	none of the Shares have been registered under the Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S under the 1933 Act (“Regulation S”), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state and provincial securities laws;

(b)	the decision to execute this Subscription Agreement and acquire the Shares agreed to be purchased hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of BSC and such decision is based entirely upon a review of any public information which has been filed by BSC with the Securities and Exchange Commission (the “SEC”) in compliance, or intended compliance, with applicable securities legislation;

(c)	DBL and DBL’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from BSC in connection with the distribution of the Shares hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about BSC;

(d)	the books and records of BSC were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by DBL during reasonable business hours at its principal place of business, and all documents, records and books in connection with the distribution of the Shares hereunder have been made available for inspection by DBL, DBL’s lawyer and/or advisor(s);

(e)	BSC is entitled to rely on the representations and warranties of DBL contained in this Subscription Agreement and DBL will hold harmless BSC from any loss or damage it may suffer as a result of any inaccuracy therein;

(f)	DBL will indemnify and hold harmless BSC and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of DBL contained in this Subscription Agreement or in any document furnished by DBL to BSC in connection herewith being untrue in any material respect or any breach or failure by DBL to comply with any covenant or agreement made by DBLs to BSC in connection therewith;

(g)	although the Shares are listed on the OTC BB, no representation has been made to DBL that any of the Shares will become listed on any other stock exchange or automated dealer quotation system;

(h)	BSC will refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act and in accordance with any other applicable securities laws;

(i)	DBL has been advised to consult its own legal, tax and other advisors with respect to the merits and risks of an investment in the Shares and with respect to applicable resale restrictions, and it is solely responsible (and BSC is not in any way responsible) for compliance with:

(i)	any applicable laws of the jurisdiction in which DBL is resident in connection with the distribution of the Shares hereunder, and

(ii)	applicable resale restrictions;

(j)	neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares;

(k)	no documents in connection with the sale of the Shares hereunder have been reviewed by the SEC or any state securities administrators; and

(l)	there is no government or other insurance covering any of the Shares.

4.	Representations, Warranties and Covenants of DBLs.

4.1          DBL hereby represents and warrants to and covenants with BSC (which representations, warranties and covenants shall survive the Closing) that:

(a)	DBL has received and carefully read this Subscription Agreement;

(b)	DBL is purchasing the Shares as principal for investment only and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and, in particular, it has no intention to distribute either directly or indirectly any of the Shares in the United States or to U.S. Persons;

(c)	DBL is aware that an investment in BSC is speculative and involves certain risks, including the possible loss of the entire investment;

(d)	DBL has made an independent examination and investigation of an investment in the Shares and BSC and has depended on the advice of its legal and financial advisors and agrees that BSC will not be responsible in any way whatsoever for DBL’s decision to invest in the Shares and BSC; and

(e)	no person has made to DBL any written or oral representations:

(i)	that any person will resell or repurchase any of the Shares;

(ii)	that any person will refund the purchase price of any of the Shares;

(iii)	as to the future price or value of any of the Shares; or

(iv)	that any of the Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Shares of BSC on any stock exchange or automated dealer quotation system.

4.2       Representations and Warranties will be Relied Upon by BSC. DBLs acknowledges that the representations and warranties contained herein, if applicable, are made by it with the intention that such representations and warranties may be relied upon by BSC and its legal counsel in determining DBL’s eligibility to purchase the Shares under applicable securities legislation, or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase the Shares under applicable securities legislation. DBL further agrees that by accepting delivery of the certificates representing the Shares on the closing date, it will be representing and warranting that the representations and warranties contained herein, if applicable, are true and correct as at the closing date with the same force and effect as if they had been made by DBL on the closing date and that they will survive the purchase by DBL of the Shares and will continue in full force and effect notwithstanding any subsequent disposition by DBL of such Shares.

5.         Further Assurances. Each party hereto agrees to execute, on request, all other documents and instruments as the other party shall reasonably request, and to take any actions, which are reasonably required or desirable to carry out obligations imposed under, and affect the purposes of, this Agreement.

6.         Governing Law and Jurisdiction. This Agreement shall be governed by the substantive law of Israel, without application of any conflict of laws principle that would require the application of the law of any other jurisdiction.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Blue Sphere Corporation

/s/ Shlomi Palas
By: Shlomi Palas
Title: CEO

Dr. Borenstein Ltd.

By:
Title:

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